Exhibit 10.1
FMC CORPORATION
2023 INCENTIVE STOCK PLAN
(Updated as of July 21, 2023)

SECTION 1.Purpose; Definitions. The purposes of the FMC Corporation 2023 Incentive Stock Plan (as amended from time to time, the “Plan”) are to: (a) enable FMC Corporation (the “Company”) and its affiliated companies to recruit and retain highly qualified employees, directors and consultants; (b) provide those employees, directors and consultants with an incentive for productivity; and (c) provide those employees, directors and consultants with an opportunity to share in the growth and value of the Company. Upon the Plan’s Effective Date (as defined below), no further awards shall be made under the FMC Corporation Incentive Compensation and Stock Plan (As Amended and Restated on April 25, 2017) (the “Prior Plan”).
For purposes of the Plan, the following terms will have the meanings defined below, unless the context clearly requires a different meaning:
(a)“Adoption Date” will have the meaning set forth in Section 24 hereof.
(b)“Affiliate” means, with respect to a Person, a Person that directly or indirectly controls, is controlled by, or is under common control with such Person.
(c)“Applicable Law” means the legal requirements relating to the administration of and issuance of securities under stock incentive plans, including, without limitation, the requirements of state corporations law, federal, state and foreign securities law, federal, state and foreign tax law, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted.
(d)“Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards or Cash-Based Awards made under this Plan.
(e)“Award Agreement” means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.
(f)“Board” means the Board of Directors of the Company, as constituted from time to time.
(g)“Cash-Based Award” means an Award granted under and subject to Section 10 hereof.

(h)“Cause” will, unless otherwise determined by the Committee or otherwise provided in an Award Agreement, (i) have the meaning provided in an Individual Agreement, for a Participant that is a party to an Individual Agreement that specifically defines “Cause,” and (ii) for each other Participant, mean: (1) the Participant’s habitual intoxication or drug addiction; (2) the Participant’s violation of the Company’s written policies, procedures or codes including, without limitation, those with respect to harassment (sexual or otherwise) and ethics; (3) the Participant’s refusal or willful failure by the Participant to perform such duties as may reasonably be delegated or assigned to the Participant, consistent with the Participant’s position; (4) the Participant’s willful refusal or willful failure to comply with any requirement of the US Securities and Exchange Commission or any securities exchange or self-regulatory organization then applicable to the Company; (5) the Participant’s willful misconduct in connection with the performance of the Participant’s duties including, without limitation, breach of fiduciary duties; (6) the Participant’s breach (whether due to inattention, neglect, or knowing conduct) of any of the material provisions of the Participant’s employment or service agreement, if any; (7) the Participant’s conviction of, guilty, no contest or nolo contendere plea to, or admission or confession to any felony, or any act of fraud, misappropriation, embezzlement or any misdemeanor involving moral turpitude; (8) the Participant’s involvement in any matter which, in the opinion of the Company’s Chief Executive Officer (or, in the case of the Chief Executive Officer, the Committee), is reasonably likely to cause material prejudice or reputational harm to the Company’s business; or (9) solely in the case of a Non-Employee Director, any other action by the Participant which the Board determines constitutes “Cause.”
(i)“Change in Control” shall mean the occurrence of any of the following events:
(i)An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (D) any acquisition pursuant to a transaction which complies with Subsections (1), (2) and (3) of Section 1(i)(iii);

(ii)A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board will be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 1(i)(ii), that any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) will be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board will not be so considered as a member of the Incumbent Board;
(iii)Consummation of a reorganization, merger, or consolidation, sale or other disposition of all or substantially all of the assets of the Company, or acquisition by the Company of the assets or stock of another entity (“Corporate Event”); excluding, however, such a Corporate Event pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Event will beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Event (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Event, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Event) will beneficially own, directly or indirectly, twenty percent (20%) or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Event or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Event, and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Event; or
(iv)The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding anything in the Plan or an Award Agreement to the contrary, to the extent necessary to comply with Section 409A of the Code, no event that, but for the application of this paragraph, would be a Change in Control as defined in the Plan or the Award Agreement, as applicable, shall be a Change in Control unless such event is also a “change in control event” as defined in Section 409A of the Code.
(j)“Code” means the US Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.
(k)“Committee” means the committee designated by the Board to administer the Plan under Section 2. Unless otherwise determined by the Board, the Compensation Committee of the Board will serve as the Committee.
(l)“Company” will have the meaning set forth above in this Section 1.
(m)“Corporate Transaction” means a reorganization, merger, statutory share exchange, consolidation, sale of all or substantially all of the Company’s assets, or the acquisition of assets or stock of another entity by the Company, or other corporate transaction involving the Company or any of its Subsidiaries.
(n)“Director” means a member of the Board.
(o)“Director Limit” will have the meaning set forth in Section 3(g) hereof.
(p)“Disabled” or “Disability” will, unless otherwise determined by the Committee or otherwise provided in an Award Agreement, (i) have the meaning provided in an Individual Agreement, for a Participant that is a party to an Individual Agreement that specifically defines “Disabled,” or “Disability,” and (ii) for each other Participant: (1) have the meaning that is set forth in the long-term disability plan maintained by the Company or its Affiliate that is then applicable to such Participant or (2) have the meaning set forth in Section 22(e)(3) of the Code, if no long-term disability plan is then applicable to such Participant.
(q)“Effective Date” will have the meaning set forth in Section 24 hereof.
(r)“Exchange Act” means the US Securities Exchange Act of 1934, as amended.

(s)“Fair Market Value” means, as of any date, unless otherwise provided by the Committee, the value of a Share determined as follows: (i) if the Shares are listed on any established stock exchange or a national market system, the Fair Market Value of a Share will be the closing sales price for such stock as quoted on that exchange or system at the close of regular hours trading on the date of determination (or if the date of determination is not a trading day, the last preceding trading day); (ii) if the Shares are regularly quoted by recognized securities dealers but selling prices are not reported, the Fair Market Value of a Share will be the last quoted sales price of a Share on the date of determination (or if the date of determination is not a trading day, the last preceding trading day); or (iii) if Shares are not traded as set forth above, the Fair Market Value will be determined in good faith by the Committee taking into consideration such factors as the Committee considers appropriate, such determination by the Committee to be final, conclusive and binding. Notwithstanding the foregoing, in connection with a Change in Control, Fair Market Value shall be determined in good faith by the Committee, such determination by the Committee to be final, conclusive and binding.
(t)“Full Value Award” means an Award of Restricted Stock, Restricted Stock Units, or an Other Stock-Based Award.
(u)“Good Reason” will, unless otherwise determined by the Committee or otherwise provided in an Award Agreement, (i) have the meaning provided in an Individual Agreement, for a Participant that is a party to an Individual Agreement that specifically defines “Good Reason,” and (ii) for each other Participant, mean: (1) the assignment to the Participant of duties materially inconsistent with the Participant’s authorities, duties, responsibilities or position, or a material adverse change in the Participant’s authorities, duties, responsibilities, position or reporting requirements; (2) the Company’s relocation of the Participant’s principal worksite by more than (50) miles, excepting travel substantially consistent with the Participant’s business obligations; or (3) a material reduction in the Participant’s base salary, provided that any such event will constitute Good Reason only if the Participant notifies the Company in writing of such event within 90 days following the initial occurrence thereof, the Company fails to cure such event within 30 days after receipt from the Participant of written notice thereof, and the Participant resigns the Participant’s employment within 180 days following the initial occurrence of such event.
(v)“Incentive Stock Option” means any Option intended to be an “Incentive Stock Option” within the meaning of Section 422 of the Code.
(w)"Incumbent Board” will have the meaning set forth in Section 1(i)(ii) hereof.
(x)“Individual Agreement” means an employment agreement, consulting agreement, or other similar arrangement between the Company (or any of its Affiliates) and a Participant.
(y)“Non-Employee Director” will have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the US Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the US Securities and Exchange Commission.

(z)“Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.
(aa)“Option” means any option to purchase Shares (including an option to purchase Restricted Stock, if the Committee so determines) granted pursuant to Section 5.
(bb)     “Other Stock-Based Award” means an Award valued in whole or in part by reference to, or otherwise based on, Shares, other than an Award of Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units, which Award is granted pursuant to Section 9 hereof.
(cc)     “Outstanding Company Common Stock” will have the meaning set forth in Section 1(i)(i) hereof.
(dd)    “Outstanding Company Voting Securities” will have the meaning set forth in Section 1(i)(i) hereof.
(ee)     “Parent” means, in respect of the Company, a “parent corporation” as defined in Section 424(e) of the Code.
(ff)     “Participant” means an employee, consultant, Director, or other service provider of or to the Company or any of its Affiliates to whom an Award is granted.
(gg)    “Person” means an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).
(hh)    “Plan” will have the meaning set forth above in this Section 1.
(ii)    “Prior Plan” will have the meaning set forth above in this Section 1.
(jj)    “Prior Plan Awards” mean awards granted under the Prior Plan.
(kk)    “Restriction Period” will have the meaning set forth in Section 7(c)(i) hereof.
(ll)    “Restricted Stock” means Shares that are subject to restrictions pursuant to Section 7 hereof.
(mm)    “Restricted Stock Unit” means a right granted under and subject to restrictions pursuant to Section 8 hereof.
(nn)    “Section 409A” will have the meaning set forth in Section 23 hereof.
(oo)    “Securities Act” means the US Securities Act of 1933, as amended.
(pp)    “Shares” means shares of the Company’s common stock, par value $0.10, subject to substitution or adjustment as provided in Section 12 hereof.

(qq)    “Stock Appreciation Right” means a right granted under and subject to Section 6 hereof.
(rr)    “Subsidiary” means, in respect of the Company, a subsidiary company as defined in Sections 424(f) and (g) of the Code.
(ss)    “US” means the United States of America.
(tt)    “Vesting Conditions” will have the meaning set forth in Section 5(c).
SECTION 2.Administration. The Plan shall be administered by the Committee; provided that, notwithstanding anything to the contrary herein, in its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Applicable Law are required to be determined in the sole discretion of the Committee. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, Affiliates, their respective employees, the Participants, persons claiming rights from or through Participants and stockholders of the Company.
The Committee will have full authority to grant Awards under this Plan and determine the terms of such Awards. Such authority will include the right to:
(a)select the individuals to whom Awards are granted (consistent with the eligibility conditions set forth in Section 4);
(b)determine the type of Award to be granted;
(c)determine the number of Shares, if any, to be covered by each Award;
(d)establish the other terms and conditions of each Award;
(e)accelerate the vesting or exercisability of an Award, notwithstanding anything in the Plan to the contrary;
(f)waive any conditions or restrictions associated with an Award;
(g)extend the period of time during which an Award may be exercised (but in no event beyond the expiration of the original Award term); and
(h)modify or amend each Award, subject to the Participant’s consent if such modification or amendment would materially impair such Participant’s rights.

The Committee will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement); and to otherwise take any action that may be necessary or desirable to facilitate the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it deems necessary to carry out the intent of the Plan.
To facilitate compliance with the laws in countries other than the US in which the Company and/or any of its respective Affiliates operate or have employees, Directors, consultants and other service providers, or the requirements of any foreign securities exchange or other Applicable Law, or to otherwise ensure the viability of the benefits from Awards granted to employees, Directors, consultants and other service providers performing services in such countries and to meet the objectives of the Plan, the Committee, in its discretion, shall have the power and authority to: (i) modify the terms and conditions of any Award granted to employees, Directors, consultants, and other service providers based outside the US; (ii) establish sub-plans and modify procedures, to the extent such actions may be necessary or advisable, including adoption of rules, procedures or sub-plans applicable to particular Affiliates or Participants in particular locations; provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 3(a), and (iii) take any action, before or after an Award is made, that it deems advisable to obtain approval or facilitate compliance with any necessary local governmental regulatory exemptions, approvals or requirements. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify eligibility to receive an Award under the Plan or the effects of death, disability, retirement or other termination of employment, available methods of exercise or settlement of an Award, payment of income, social insurance contributions and payroll taxes, the shifting of employer tax or social insurance contribution liability to the Participant, withholding procedures and handling of any Share certificates or other indicia of ownership. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. For the avoidance of doubt, to the extent that any Committee action described under the foregoing paragraph requires stockholder approval under Applicable Law, then such action shall be subject to stockholder approval.
To the extent permitted by Applicable Law and the Company’s governing documents, the Board or the Committee may delegate any of the authorities of the Committee identified herein to an individual or committee of individuals (who may, but need not, serve on the Board), including without limitation the authority to grant Awards hereunder. To the extent that the Board or the Committee so delegates authority, applicable references in the Plan to the Committee’s authority to make awards and determinations with respect thereto shall be deemed to include the delegate. Notwithstanding the foregoing, the Committee will retain broad authority to administer the Plan, including the authority to make determinations with respect to awards previously granted by a delegate. The Board or the Committee, as applicable, may revoke any delegation it previously effectuated hereunder at any time, for any reason, with or without prior notice.

SECTION 3.Shares Subject to the Plan.
(a)Shares Subject to the Plan. Subject to adjustment as provided in Section 12 of the Plan, the maximum number of Shares that may be issued under the Plan is the sum of: (i) 5,000,000 Shares, (ii) such additional number of Shares (up to 1,700,000 Shares) as is equal to the number of Shares reserved for issuance under the Prior Plan that remain available for grant under the Prior Plan on the Effective Date, and (iii) the number of Shares underlying Prior Plan Awards that are outstanding as of the Effective Date (to the extent such Shares become available for grant under the Plan pursuant to Section 3(d) hereof). Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares or treasury shares.
(b)Fungible Share Pool. Each Share underlying an Option or Stock Appreciation Right granted hereunder will count against the number of Shares remaining available for issuance under Section 3(a) on a one to one basis, and each Share underlying a Full Value Award granted hereunder will count against the number of Shares remaining available for issuance under Section 3(a) as two Shares for each one Share underlying such Full Value Award.
(c)Substitute Awards. Notwithstanding the foregoing, any Shares issued in respect of Awards granted in substitution for equity-based awards of an entity acquired by the Company or a Subsidiary, or with which the Company or a Subsidiary combines, will not be counted against the number of Shares available for issuance hereunder.
(d)Award Forfeitures. If and to the extent that an Award or a Prior Plan Award terminates, expires, is canceled or is forfeited for any reason on or after the Effective Date, the Shares associated with that Award or Prior Plan Award will become available (or again be available) for grant under the Plan based on the applicable ratio specified above in Section 3(b).
(e)No Liberal Share Recycling. Notwithstanding anything in the Plan to the contrary, the following restrictions against liberal recycling of Shares shall apply:
(i)The full number of Shares subject to the exercise of a stock option (whether granted under this Plan or a Prior Plan) shall be unavailable for future issuance under Section 3(a) of the Plan, even if the option exercise price is satisfied through net-settlement or the delivery of Shares to the Company (either by actual delivery or attestation).
(ii)The full number of Shares subject to the exercise of a stock-settled stock appreciation right (whether granted under this Plan or a Prior Plan) shall be unavailable for future issuance under Section 3(a) of the Plan, even though only a net number of Shares are delivered upon exercise.
(iii)Shares withheld in settlement of a tax withholding obligation associated with an Award or a Prior Plan Award shall be unavailable for future issuance under Section 3(a) of the Plan.

(iv)Shares repurchased on the open market with the proceeds from the exercise of an Award or Prior Plan Award shall be unavailable for future issuance under Section 3(a) of the Plan.
(f)Incentive Stock Option Limit. Subject to adjustment as provided in Section 12 herein, the maximum aggregate number of Shares that may be issued under the Plan in respect of Incentive Stock Options is 5,000,000.
(g)Annual Compensation Limitations for Non-Employee Directors. Beginning with the first fiscal year following the fiscal year in which the Effective Date occurs, the aggregate amount of equity and cash compensation payable to a Non-Employee Director with respect to a fiscal year, whether under the Plan or otherwise, for services as a Non-Employee Director, shall not exceed $750,000; provided however, that such amount shall be $1,000,000 for the fiscal year in which the applicable Non-Employee Director is initially elected or appointed to the Board (collectively, the “Director Limit”). Equity incentive awards shall be counted towards the Director Limit in the fiscal year in which they are granted, based on the grant date fair value of such awards for financial reporting purposes (but excluding the impact of estimated forfeitures related to service-based vesting provisions). Cash fees shall be counted towards the Director Limit in the fiscal year for which they are reported as compensation in the Company’s director compensation disclosures pursuant to Item 402 of Regulation S-K under the Securities Act, or a successor provision. The Director Limit shall not apply to (i) equity and cash compensation earned by a Non-Employee Director solely in the Participant’s capacity as chairperson of the Board or lead independent director; (ii) equity and cash compensation earned with respect to services a Non-Employee Director provides in a capacity other than as a Non-Employee Director, such as an advisor or consultant to the Company; and (iii) equity and cash compensation awarded by the Board to a Non-Employee Director in extraordinary circumstances, as determined by the Board in its discretion, in each case provided that the Non-Employee Director receiving such additional compensation does not participate in the decision to award such compensation.
SECTION 4.Eligibility. Employees, Directors, consultants, and other persons who provide services to the Company or its Affiliates are eligible to be granted Awards under the Plan. However, only employees of the Company, any Parent or a Subsidiary are eligible to be granted Incentive Stock Options.
SECTION 5.Options. Options granted under the Plan may be of two types: (i) Incentive Stock Options or (ii) Non-Qualified Stock Options. The Award Agreement shall state whether such grant is an Incentive Stock Option or a Non-Qualified Stock Option.
The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems appropriate in its discretion:

(a)Option Price. The exercise price per Share under an Option will be determined by the Committee and will not be less than 100% of the Fair Market Value on the date of the grant. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns, either directly and/or within the meaning of the attribution rules contained in Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, will have an exercise price per Share of not less than 110% of Fair Market Value on the date of the grant.
(b)Option Term. The term of each Option will be fixed by the Committee, but no Option will be exercisable more than 10 years after the date the Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns, either directly and/or within the meaning of the attribution rules contained in Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, may not have a term of more than 5 years. No Option may be exercised by any Person after the expiration of the term of the Option.
(c)Exercisability. Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Committee. Such terms and conditions may include the continued employment or service of the Participant, the attainment of specified individual or corporate goals, or such other factors as the Committee may determine in its discretion (the “Vesting Conditions”). The Committee may provide in the terms of an Award Agreement that the Participant may exercise the unvested portion of an Option in whole or in part in exchange for shares of Restricted Stock subject to the same vesting terms as the portion of the Option so exercised. Restricted Stock acquired upon the exercise of an unvested Option shall be subject to such additional terms and conditions as determined by the Committee.
(d)Method of Exercise. Subject to the terms of the applicable Award Agreement, the exercisability provisions of Section 5(c), Options may be exercised in whole or in part from time to time during their term by the delivery of written notice to the Company (which may be delivered electronically, including through the use of an alternative technological platform made available by the Company, unless otherwise determined by the Committee) specifying the number of Shares to be purchased. Such notice will be accompanied by payment in full of the purchase price and any taxes required to be withheld in connection with such exercise, either by certified or bank check, or such other means as the Committee may accept. The Committee may, in its discretion, permit payment of the exercise price of an Option in the form of previously acquired Shares based on the fair market value of the Shares on the date the Option is exercised or through means of a “net settlement,” whereby the Option exercise price will not be due in cash and where the number of Shares issued upon such exercise will be equal to: (A) the product of (i) the number of Shares as to which the Option is then being exercised, and (ii) the excess, if any, of (a) the then current fair market value over (b) the Option exercise price, divided by (B) the then current fair market value.
An Option will not confer upon a Participant any of the rights or privileges of a stockholder in the Company unless and until the Participant exercises the Option in accordance with the paragraph above and is issued Shares pursuant to such exercise.

(e)Incentive Stock Option Limitations. In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company, its Parent or any Subsidiary, will not exceed $100,000. For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the order granted. To the extent any Option does not meet such limitation, that Option will be treated for all purposes as a Non-Qualified Stock Option.
(f)Automatic Exercise. Unless otherwise specified in the applicable Award Agreement, immediately before the time at which any Option that is unexercised on or after the Effective Date is scheduled to expire in accordance with the terms and conditions of the Plan and an Award Agreement, such Option shall be deemed automatically exercised subject to the following conditions:
(i)Such Option is covered by a then-current registration statement or a Notification under Regulation A under the 1933 Act,
(ii)The last reported sale price of a Share on the principal exchange on which Shares are listed on the date of determination, or if such date is not a trading day, the last preceding trading day, exceeds the option price per Share by such amount as may be determined by the Committee or its delegate from time to time. Absent a contrary determination, such excess per Share shall be $0.01, and
(iii)The employment or service of the Participant to whom such Option has been granted has not been terminated for Cause and immediately before the time at which any such Option is scheduled to expire in accordance with the terms and conditions of the Plan and the applicable Award Agreement, there is no basis for such a termination.
The exercise price of any Option exercised automatically pursuant to this Section 5(f) shall be satisfied through a “net settlement,” as described in Section 5(d) above.
(g)Termination of Service. The Award Agreement for an Option will specify to what extent, if any, the Option will remain exercisable upon or following termination of employment or other service.

SECTION 6.Stock Appreciation Right. Subject to the other terms of the Plan, the Committee may grant Stock Appreciation Rights to eligible individuals. Each Stock Appreciation Right shall represent the right to receive, upon exercise, an amount equal to the number of Shares subject to the Award that is being exercised multiplied by the excess of (i) the Fair Market Value on the date the Award is exercised, over (ii) the base price specified in the applicable Award Agreement. Distributions may be made in cash, Shares, or a combination of both, at the discretion of the Committee. The Committee may impose one or more Vesting Conditions on Stock Appreciation Rights. The Award Agreement evidencing each Stock Appreciation Right shall indicate the base price, the term and the Vesting Conditions for such Award. A Stock Appreciation Right base price may never be less than the Fair Market Value of the underlying Share on the date of grant of such Stock Appreciation Right. The term of each Stock Appreciation Right will be fixed by the Committee, but no Stock Appreciation Right will be exercisable more than 10 years after the date the Stock Appreciation Right is granted. Subject to the terms and conditions of the applicable Award Agreement, Stock Appreciation Rights may be exercised in whole or in part from time to time during their term by the delivery of written notice to the Company specifying the portion of the Award to be exercised. The Award Agreement for a Stock Appreciation Right will specify to what extent, if any, the Stock Appreciation Right will remain exercisable upon or following termination of employment or other service.
SECTION 7.Restricted Stock.
(a)Issuance. Restricted Stock may be issued either alone or in conjunction with other Awards. The Committee will determine the time or times within which Restricted Stock may be subject to forfeiture, and all other conditions of such Awards. The purchase price for Restricted Stock may, but need not, be zero.
(b)Certificates. Upon the Award of Restricted Stock, the Committee may direct that a certificate or certificates representing the number of Shares subject to such Award be issued to the Participant or placed in a restricted stock account (including an electronic account) with the transfer agent and in either case designating the Participant as the registered owner. The certificate(s), if any, representing such shares shall be physically or electronically legended, as applicable, as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period (as defined below). If physical certificates are issued, they will be held in escrow by the Company or its designee during the Restriction Period. As a condition to any Award of Restricted Stock, the Participant may be required to deliver to the Company a share power, endorsed in blank, relating to the Shares covered by such Award.
(c)Restrictions and Conditions. The Award Agreement evidencing the grant of any Restricted Stock will incorporate the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems appropriate in its discretion:

(i)During a period commencing with the date of an Award of Restricted Stock and ending at such time or times as specified by the Committee (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Stock awarded under the Plan. The Committee may condition the lapse of restrictions on Restricted Stock upon one or more Vesting Conditions.
(ii)While any Share of Restricted Stock remains subject to restriction, the Participant will have, with respect to the Restricted Stock, the right to vote the Share.
(iii)Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Committee, if the Participant’s service with the Company and its Affiliates terminates prior to the expiration of the applicable Restriction Period, the Participant’s Restricted Stock that then remains subject to forfeiture will then be forfeited automatically.
SECTION 8.Restricted Stock Units. Subject to the other terms of the Plan, the Committee may grant Restricted Stock Units to eligible individuals and may impose one or more Vesting Conditions on such units. Each Restricted Stock Unit will represent a right to receive from the Company, upon fulfillment of any applicable conditions, an amount equal to the Fair Market Value (at the time of the distribution). Payment in respect of a Restricted Stock Unit Award may be made in cash, Shares or both, at the discretion of the Committee. The Award Agreement evidencing a grant of Restricted Stock Units shall set forth the Vesting Conditions, and time and form of payment with respect to such Award. The Participant shall not have any stockholder rights with respect to the Shares subject to a Restricted Stock Unit Award until that Award vests and the Shares are actually issued thereunder. Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Committee, if the Participant’s service with the Company terminates prior to the Restricted Stock Unit Award vesting in full, any portion of the Participant’s Restricted Stock Units that then remain subject to forfeiture will then be forfeited automatically.
SECTION 9.Other Stock-Based Awards. Subject to the other terms of the Plan, the Committee may grant Other Stock-Based Awards (including Awards to receive unrestricted Shares, or Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares) either alone or in conjunction with other Awards under the Plan. Subject to Applicable Law, Other Stock-Based Awards may be granted in lieu of other compensation to which the Participant is entitled from the Company (or an Affiliate). The Committee shall establish the terms and conditions of Other Stock-Based Awards in its discretion, including Vesting Conditions (if any). Payment in respect of an Other Stock-Based Award may be made in cash, Shares or both, at the discretion of the Committee.

SECTION 10. Cash-Based Awards. Subject to the other terms of the Plan, the Committee may grant Cash-Based Awards (including immediate cash payments) either alone or in conjunction with other Awards under the Plan. Subject to Applicable Law, Cash-Based Awards may be granted in lieu of other compensation to which the Participant is entitled from the Company (or an Affiliate). The Committee shall establish the terms and conditions of Cash-Based Awards in its discretion, including Vesting Conditions (if any).
SECTION 11. Dividends and Dividend Equivalent Rights. Notwithstanding anything to the contrary herein:
(a)No cash distribution or dividend equivalent rights will be payable with respect to Options or Stock Appreciation Rights;
(b)Cash distributions or dividends that become payable with respect to a Share of Restricted Stock while it remains subject to restriction may, in the Committee’s discretion, be subjected to the same Restriction Period as is applicable to the Restricted Stock with respect to which such amounts are paid, or, if the Committee so determines, reinvested in additional Restricted Stock to the extent Shares are available under Section 3(a) of the Plan, which additional Restricted Stock, may, in the Committee’s discretion, be subjected to the same Restriction Period; and
(c)An Award Agreement for Restricted Stock Units or an Other Stock-Based Award may provide for the inclusion of dividend equivalent rights entitling a Participant to payments or credits equal to the cash dividends that would otherwise have been paid with respect to the Shares subject to an Award, had such Shares been outstanding. The Committee may provide that such dividend equivalent rights will be paid or credited in cash or paid or credited in Shares (based on the Fair Market Value on the dividend payment date). Any such dividend equivalent payments or credits may, in the Committee’s discretion, be subjected to the same Vesting Conditions as the underlying Award (or portion thereof) to which they relate.
SECTION 12. Adjustments. If the number of outstanding Shares is increased or decreased or the Shares are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such Shares effected without receipt of consideration by the Company, or there occurs any spin-off, split-up, extraordinary cash dividend or other distribution of assets by the Company, the Committee, to prevent dilution or enlargement of Participants’ rights under the Plan, shall, in such manner as it deems equitable, substitute or adjust, in its sole discretion, the number and kind of shares that may be issued under the Plan or under any outstanding Awards, the number and kind of shares subject to outstanding Awards, the exercise price, grant price or purchase price applicable to outstanding Awards, and/or any other affected terms and conditions of this Plan or outstanding Awards.

SECTION 13. Corporate Transaction. Unless otherwise specified in the applicable Award Agreement, and subject to the provisions of Section 14, in the event of a Corporate Transaction, the Plan and the Awards issued hereunder shall continue in effect in accordance with their respective terms, except that following a Corporate Transaction either (i) each outstanding Award shall be treated as provided for in the agreement entered into in connection with the Corporate Transaction, or (ii) if not so provided in such agreement, each Participant shall be entitled to receive in respect of each Share subject to an outstanding Award, upon exercise or payment or transfer in respect of an Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Corporate Transaction in respect of a Share; provided, however, that, unless otherwise determined by the Committee, such stock, securities, cash, property or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Award prior to such Corporate Transaction. Without limiting the generality of the foregoing, the treatment of outstanding Options and Stock Appreciation Rights pursuant to this Section 13 in connection with a Corporate Transaction may include the cancellation of outstanding Options and Stock Appreciation Rights upon consummation of the Corporate Transaction as long as, at the election of the Committee, (i) the holders of affected Options and Stock Appreciation Rights have been given an opportunity to exercise the Options or Stock Appreciation Rights (to the extent otherwise exercisable) immediately prior to (and contingent upon the occurrence of) the Corporate Transaction or (ii) the holders of the affected Options and Stock Appreciation Rights are paid (in cash or cash equivalents) in respect of each Share covered by the Option or Stock Appreciation Right being canceled an amount equal to the excess, if any, of the per share price paid or distributed to stockholders in the Corporate Transaction (the value of any non-cash consideration to be determined by the Committee in its sole discretion) over the exercise price or base price, as applicable. For avoidance of doubt, (1) the cancellation of Options and Stock Appreciation Rights pursuant to clause (ii) of the preceding sentence may be effected notwithstanding anything to the contrary contained in this Plan or any Award Agreement and (2) if the amount determined pursuant to clause (ii) of the preceding sentence is zero or less, the affected Option or Stock Appreciation Right may be cancelled without any payment therefore. The Committee need not treat each Award in a uniform manner under this Section 13.
SECTION 14. Consequences of a Change in Control.
(a)Unless otherwise specified in the applicable Award Agreement or any applicable transaction documents, the Vesting Conditions for all outstanding Awards held by a Non-Employee Director shall be deemed fulfilled upon a Change in Control.
(b)Unless otherwise specified in the applicable Award Agreement or any applicable transaction documents, all outstanding Awards held by a Participant that is not a Non-Employee Director, shall be treated as follows upon a Change in Control:

(i)The Committee may, without the need for the consent of any Participant, arrange for the assumption, conversion or replacement of any such outstanding Awards upon a Change in Control. To the extent such Awards are assumed, converted or replaced by the resulting entity in the Change in Control, if, within two years after the date of the Change in Control, the Participant’s service is terminated by the Company (or the resulting entity in the Change in Control) without Cause or due to a resignation by the Participant for Good Reason, then (x) all time-based Vesting Conditions shall be deemed fulfilled, and (y) performance-based Vesting Conditions for open performance periods shall be deemed fulfilled at the greater of the “target” performance level or the “actual” level of achievement through the Participant’s termination date (or other reasonably proximate date selected by the Committee based on the availability of relevant data), as determined by the Committee in its discretion, subject to the execution of a release to the extent required by the applicable Award Agreement.
(ii)To the extent such Awards are not assumed, converted or replaced by the resulting entity in the Change in Control, then upon the Change in Control, (x) all time-based Vesting Conditions shall be deemed fulfilled, and (y) performance-based Vesting Conditions for open performance periods shall be deemed fulfilled at the greater of the “target” performance level or the “actual” level of achievement through the Change in Control (or other reasonably proximate date selected by the Committee based on the availability of relevant data), as determined by the Committee in its discretion.
Notwithstanding any provision of this Section 14, in the case of any Award subject to Section 409A of the Code, the Committee shall only be permitted to take actions under this Section 14 to the extent that such actions would be consistent with the intended treatment of such Award under Section 409A of the Code.
SECTION 15. Amendments and Termination. Subject to any stockholder approval that may be required under Applicable Law, the Board may amend or terminate the Plan at any time.
SECTION 16. Prohibition on Repricing Programs. Neither the Committee nor the Board shall (i) implement any cancellation/re-grant program pursuant to which outstanding Options or Stock Appreciation Rights are cancelled and new Options or Stock Appreciation Rights are granted in replacement with a lower exercise or base price per share, (ii) cancel outstanding Options or Stock Appreciation Rights with exercise prices or base prices per share in excess of the then current Fair Market Value for consideration payable in equity securities of the Company or cash, (iii) take any other action that may be considered “repricing” for purposes of US Generally Accepted Accounting Principles or the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the Company’s securities are listed or quoted, or (iv) otherwise directly reduce the exercise price or base price in effect for outstanding Options or Stock Appreciation Rights under the Plan (other than as permitted under Section 12, Section 13 or Section 14 herein), without in each such instance obtaining stockholder approval.

SECTION 17. Conditions Upon Grant of Awards and Issuance of Shares.
(a)The implementation of the Plan, the grant of any Award and the issuance of Shares in connection with the issuance, exercise or vesting of any Award made under the Plan shall be subject to the procurement of all approvals and permits the Committee determines, in its discretion, to be required by regulatory authorities having jurisdiction over the Plan, the Awards made under the Plan and the Shares issuable pursuant to those Awards.
(b)No Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Applicable Law.
(c)If the Company cannot, by the exercise of commercially reasonable efforts, obtain authority from any regulatory body having jurisdiction over the issuance or sale of Shares under this Plan, and such authority is deemed by the Company’s counsel to be necessary to the lawful issuance of those Shares, the Company will be relieved of any liability for failing to issue or sell those Shares.
SECTION 18. Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company, any Subsidiary or Affiliate, or assigned or transferred by such Participant other than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or the Participant’s guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an Incentive Stock Option) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, if permitted by the Committee in its discretion, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the surviving rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. If the Committee does not so permit, or the Participant has not designated a beneficiary (or if any permitted beneficiary designation is later determined to be invalid), then following the Participant’s death, the estate will succeed to any such surviving rights. A beneficiary, a guardian, a legal representative, an estate or any other Person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

SECTION 19. Withholding of Taxes. Whenever a taxable or tax withholding event occurs with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, foreign, state or local taxes of any kind required by law to be withheld with respect to such amount. To the extent authorized by the Committee, the required tax withholding may be satisfied by the withholding of Shares subject to the Award based on the fair market value of those Shares, as determined by the Company, but in any case, not in excess of the amount determined based on the maximum statutory tax rate in the applicable jurisdiction. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company will have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.
SECTION 20. Clawback Provisions. Notwithstanding anything in the Plan to the contrary:
(a)The Committee may, subject to Applicable Law, in the event of serious misconduct by a Participant (including, without limitation, any misconduct prejudicial to or in conflict with the Company or its Affiliates, or any termination for Cause), or any activity of a Participant in competition with the business of the Company or any Affiliate, (i) cancel any outstanding Award granted to such participant, in whole or in part, whether or not vested or deferred, and/or (ii) if such conduct or activity occurs within one year following the exercise or payment of an Award, require such Participant to repay to the Company any gain realized or payment received upon the exercise or payment of such Award (with such gain or payment valued as of the date of exercise or payment). Such cancellation or repayment obligation will be effective as of the date specified by the Committee. Any repayment obligation may be satisfied in Shares or cash or a combination thereof (based upon the fair market value of the Shares on the day of payment), and the Committee may, subject to Applicable Law, provide for an offset to any future payments owed by the Company or any Affiliate to the Participant if necessary to satisfy the repayment obligation. The determination of whether a Participant has engaged in serious misconduct or any activity in competition with the business of the Company or any Affiliate will be made by the Committee in good faith. This Section 20(a) will have no application following a Change in Control.
(b)Each Participant in the Plan shall also be subject to any current or future “clawback” or similar policy of the Company, as may be in effect from time to time, that is applicable to the Participant. In addition, each Participant in the Plan shall be subject to such deductions and “clawback” as may be required to be made pursuant to Applicable Law, government regulation or stock exchange listing requirement. Section 20(a) and Section 20(b) shall be applied so as to avoid duplication of recovery (i.e., the recovery of the same incentive compensation more than once from the same Participant).
SECTION 21. Company Policies. All Awards, and any Shares associated therewith, shall also be subject to the Company’s stock ownership, securities trading, anti-hedging, anti-pledging and other similar policies, as in effect from time to time.

SECTION 22. General Provisions.
(a)The Committee may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Committee believes are appropriate.
(b)All Shares or other securities delivered under the Plan will be subject to such stop-transfer orders and other restrictions as the Board may deem necessary to reflect the terms of the applicable Award or advisable to comply with the rules, regulations and other requirements of the Securities Act, the Exchange Act, any stock exchange upon which the Shares are then listed, and any other Applicable Law, and the Board may cause Shares or other securities to be legended to reflect those restrictions.
(c)Nothing contained in the Plan will prevent the Company from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required. Similarly, the grant of any Award will not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.
(d)Neither the adoption of the Plan nor the execution of any document in connection with the Plan will: (i) confer upon any employee or other service provider of the Company or an Affiliate any right to continued employment or engagement with the Company or such Affiliate, or (ii) interfere in any way with any right the Company or such Affiliate may have to terminate the employment or engagement of any of its employees or other service providers at any time.
SECTION 23. Section 409A. All Awards are intended to be exempt from or comply with the requirements of Section 409A of the Code (“Section 409A”) and should be interpreted accordingly. Nonetheless, the Company does not guaranty any particular tax treatment for any Award. For any Award that is non-qualified deferred compensation subject to Section 409A, the Committee may elect to liquidate such Award at any time in a manner intended to comply with Treas. Reg. § 1.409A-3(j)(4)(ix) or any successor provision. Notwithstanding anything to the contrary in the Plan or an Award, if at the time of a Participant’s separation from service, such Participant is a “specified employee” (within the meaning of Section 409A), then any amounts payable under the Plan on account of such separation from service that would (but for this provision) be payable within six (6) months following the date of the separation from service shall instead be paid on the next business day following the expiration of such six (6) month period or, if earlier, upon the Participant’s death, to the extent compliance with the requirements of Treas. Reg. § 1.409A‑3(i)(2) (or any successor provision) is necessary to avoid the application of an additional tax under Section 409A to such amounts. Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

SECTION 24. Term of Plan. The Plan was adopted by the Board on February 24, 2023 (the “Adoption Date”), subject to approval by the Company’s stockholders (the date of such approval, the “Effective Date”). The Plan shall terminate automatically on the tenth anniversary of the Adoption Date, February 24, 2023, provided that it may be terminated on any earlier date as provided in Section 15.
SECTION 25. Invalid Provisions. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any Applicable Law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.
SECTION 26. Governing Law. The Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws and judicial decisions of the State of Delaware, without regard to the application of the principles of conflicts of laws.
SECTION 27. Notices. Any notice to be given to the Company pursuant to the provisions of this Plan must be given in writing and addressed, if to the Company, to its principal executive office to the attention of its General Counsel (or such other Person as the Company may designate in writing from time to time), and, if to the Participant, to the address contained in the Company’s personnel files, or at such other address as that Participant may hereafter designate in writing to the Company. Any such notice will be deemed duly given: if delivered personally or via recognized overnight delivery service, on the date and at the time so delivered; if sent via telecopier or email, on the date and at the time telecopied or emailed with confirmation of delivery; or, if mailed, five (5) days after the date of mailing by registered or certified mail.

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